SUBSIDIARIES OF THE CORPORATION

First National Bank of Chester County
9 North High Street
P.O. Box 523
West Chester, PA  19381-0523

Turks Head Properties, Inc.
323 East Gay Street
West Chester, PA  19381

FNB Insurance Services, LLC
t/a First National Wealth Advisory Services
9 North High Street
P.O. Box 523
West Chester, PA  19381-0523

FNB Properties, LLC
9 North High Street
P.O. Box 523
West Chester, PA  19381-0523